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                                                                    Exhibit 20.1

                         FNBC Credit Card Master Trust
                      Excess Spread Analysis - March 2001


-------------------------------------------------------------
Series                                        1997-1
Deal Size                                     $300 MM
Expected Maturity                             08/15/02
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Yield                                                 19.97%
Less    Coupon                                         6.16%
        Servicing Fee                                  1.50%
        Gross Credit Losses                            5.50%
Excess Spread:
        March-01                                       6.80%
        February-01                                    5.40%
        January-01                                     6.41%
Three month Average Excess Spread                      6.21%

Delinquencies:
        30 to 59 Days                                  1.27%
        60 to 89 Days                                  0.82%
        90 + Days                                      1.44%
        Total                                          3.53%

Payment Rate:                                         13.26%